EXHIBIT 3

                                                           [CONFORMED COPY]


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT OR LAWS AND THE RULES AND REGULATIONS THEREUNDER. IN ADDITION, THIS WARRANT, AND THE WARRANT SHARES TRANSFERABLE UPON THE EXERCISE HEREOF, ARE SUBJECT TO THE TERMS OF THE STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 10, 1998, BY AND AMONG COMMNET CELLULAR INC. AND THE STOCKHOLDERS PARTY THERETO.

                                                             February 10, 1998



                       Warrant to Purchase 55,917 Shares
                       of Common Stock, $.01 par value,
                of AV Acquisition Corp., a Delaware corporation


          This certifies that, in exchange for an aggregate of $2,013,012 in cash received, Chase Equity Associates, L.P., a California limited partnership ("CEA"; and together with its successors and assigns (the "Holder")), is entitled to purchase from BLACKSTONE CCI CAPITAL PARTNERS, L.P., a Delaware limited partnership ("BCP CCI"), BLACKSTONE CCI OFFSHORE CAPITAL PARTNERS, L.P., a Cayman Islands exempted limited partnership ("BCP CCI Offshore"), and BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II, L.P., a Delaware limited partnership ("BFIP II," and together with BCP CCI and BCP CCI Offshore, "Blackstone," and each individually, an "Issuer"), an aggregate of 55,917 shares of Common Stock, $.01 par value (the "Corporation Common Stock"), of AV ACQUISITION CORP., a Delaware corporation (the "Corporation"), at a per share price equal to U.S. $0.001 (as adjusted from time to time as provided in Section 3 hereof, the "Exercise Price"), at any time or from time to time after the date hereof when such exercise is permitted by Section 1 hereof. Of such $2,013,012, (i) $1,552,068 has been paid to BCP CCI, (ii) $457,704 has been paid to BCP CCI Offshore and (iii) $3,240 has been paid to BFIP II.

          This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant (other than differences in (i) the name of the holder, in the event of transfer in accordance herewith and the Stockholders Agreement (as defined below) and (ii) the number of Warrant Shares issuable), entitling the holders of such Warrants (collectively, the "Holders" and each, individually, a "Holder") initially to purchase up to an aggregate of 55,917 shares of Corporation Common Stock, comprised of 43,113 shares to be purchased from BCP CCI, 12,714 shares to be purchased from BCP CCI Offshore and 90 shares to be purchased from BFIP II. As used in this Warrant, the term "Stockholders Agreement" means the Stockholders Agreement dated as of February 10, 1998, among CommNet Cellular Inc. ("CommNet"), the surviving corporation of the merger on the date hereof of the Corporation into CommNet, the Blackstone entities issuing this
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Warrant, CEA and the other stockholders party thereto, and the term
"Stockholders" means the stockholders of CommNet party to the Stockholders Agreement.

     Certain terms used in this Warrant are defined in Section 11 herein.

          SECTION 1.  Exercise of Warrant.

          (a) Subject to the provisions of Section 1(b) below, the rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part at any time or from time to time, but in no event after the date on which all the Stockholders (other than CEA) shall have exchanged their shares of common stock, par value $0.001 per share, of CommNet for Class A partnership interests of BCP CommNet L.P. pursuant to Section 7.2 of the Stockholders Agreement (provided that any such exercise shall be deemed to have been made pro rata with respect to the Warrant Shares subject to delivery to the Holder hereunder by each of BCP CCI, BCP CCI Offshore and BFIP II). Such exercise shall be made by delivering to Blackstone at their office set forth in the Stockholders Agreement (or at such other office of Blackstone as they may designate by notice in writing to the Holder at the address of such Holder appearing in the Stockholders Agreement) the following three items:

          (i) a written notice executed by the Holder (or its authorized representative) electing to exercise all or any portion of this Warrant, and if the Holder is exercising this Warrant in part, identifying the number of Warrant Shares to be acquired, such notice to be substantially in the form of the Notice of Exercise attached hereto,

         (ii)  this Warrant, and

        (iii) payment to each of BCP CCI, BCP CCI Offshore and BFIP II of the Exercise Price for each share being purchased from it by delivery of any combination of one or more of the following:

               (A)  cash, wire transfer or check, and/or

               (B) delivery of securities of the Corporation valued for such purposes at their Market Price (as defined below) on the date of exercise.

Upon any exercise of this Warrant, if the Warrant Shares are to be transferred to a Person other than the Holder (which transfer shall be subject in all respects to the Stockholders Agreement), the Notice of Exercise shall also state the name of the Person to whom the certificates for the Warrant Shares are to be transferred, and if the number of Warrant Shares to be transferred does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person (which Person must be CEA or an Affiliate thereof unless Blackstone otherwise consents) to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. In the event of any exercise of the rights represented by this Warrant, Blackstone shall submit to the Corporation (or its transfer agent) within a reasonable period of time, not exceeding ten Business Days, after such exercise a certificate or certificates representing the Warrant Shares, and any other documentation reasonably requested by the Corporation (or its transfer agent), for transfer to the Person (which Person must be CEA or an Affiliate thereof unless Blackstone otherwise consents) entitled to receive
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the same, such number of Warrant Shares to be transferred upon such exercise, and shall deliver to the Person entitled to receive the same, within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised. The Person in whose name any certificate for Warrant Shares is transferred upon exercise of this Warrant shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate. The Holder shall pay all expenses, transfer taxes and other charges payable in connection with the preparation and delivery of certificates for the Warrant Shares and new Warrants for any unexercised portion.

          (b) Anything contained in this Warrant (other than Section 1(c) below) to the contrary notwithstanding, (i) if the Holder is a Regulated Holder, then in no event may such Regulated Holder exercise or assign or transfer this Warrant or any portion hereof to the extent that such exercise or assignment or transfer would result in such Regulated Holder having a Regulatory Problem, as reasonably determined by such Regulated Holder in its sole discretion, and (ii) without limiting the generality and effect of clause (i), Warrants which constitute Restricted Warrants with respect to a particular Regulated Holder may not be exercised for Warrant Shares to the extent that immediately prior thereto, or as a result of such exercise, the number of Restricted Shares held by all holders thereof would exceed the number of shares of capital stock of the issuer which such Regulated Holder reasonably determines that it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Holder or its Affiliates; provided, however, that a Holder may exercise Restricted Warrants if such Holder believes that the Warrant Shares transferred to such Holder upon such exercise will be transferred by such Holder within fifteen (15) days thereafter pursuant to a Conversion Event and such Holder agrees not to vote any such Warrant Shares prior to such Conversion Event and undertakes to promptly convert or exchange such Warrant Shares into equivalent non-voting securities if such Warrant Shares are not transferred pursuant to a Conversion Event. A Regulated Holder may provide for further restrictions upon the exercise of any Restricted Warrants by providing Blackstone with signed, written instructions specifying such additional restrictions and legending such Warrants as to the existence of such restrictions. Blackstone and the Corporation shall be entitled to rely on the Holder's determination of its status as a Regulated Holder and its determination as to whether or not it may have a Regulatory Problem, and neither Blackstone nor the Corporation shall have any liability or obligation whatsoever to the Holder with respect to such determinations made by the Holder.

          (c) Anything contained in this Warrant to the contrary notwithstanding, this Warrant shall be deemed to be automatically exercised in full, without further action on the part of the holder hereof, upon and simultaneously with either (i) the exchange by all the Stockholders (other than CEA) of their shares of common stock, par value $.001 per share, of CommNet for Class A partnership interests of BCP CommNet L.P. pursuant to
Section 7.2 of the Stockholders Agreement or (ii) the consummation of a transaction contemplated by Section 2.6 of the Stockholders Agreement with respect to which Blackstone has exercised its drag-along rights under such
Section 2.6, provided that (A) such transaction constitutes a Conversion Event and (B) after giving effect to such transaction, the Holder hereof does not have a Regulatory Problem with respect to Securities received or retained by such Holder. Upon such automatic exercise, the holder shall be obligated to deliver to Blackstone the items enumerated in Section 1(a).

          SECTION 2.  Covenants of Blackstone.   Blackstone covenants and
agrees that:

          (a) Notwithstanding any other provision hereof, if the exercise of any portion of this Warrant is to be made in connection with a public offering of the Securities of the Corporation or sale of effective voting control of the Corporation, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering or sale in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

          (b) Blackstone shall not avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate to protect the rights of the Holder hereof against impairment of the Holder's rights hereunder.

          (c) Blackstone or its Affiliates shall hold at all times a sufficient number of shares of Corporation Common Stock so that Blackstone or its Affiliates will be able to deliver to the Holder the number of Warrant Shares obtainable upon exercise of this Warrant (provided, however, that Blackstone may transfer such shares of Corporation Common Stock to a third party, reasonably acceptable to the Holder, in connection with or upon the consummation of the sale or other transfer of Blackstone's investment in the Corporation Common Stock, and upon such transfer and the execution and delivery to the Holder of a similar Warrant of like tenor by such transferee, Blackstone and its Affiliates and agents shall be released from their obligations under this Warrant).

          SECTION 3. Adjustment of Number of Shares and Exercise Price. In order to prevent dilution or avoidance of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

          (a) Subdivision or Combination of Corporation Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend or other distribution payable in shares of Corporation Common Stock, recapitalization or otherwise) the outstanding shares of Corporation Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of Corporation Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

          (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization (other than a subdivision or combination of

Corporation Common Stock described in Section 3(a) hereof), reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets (determined on a consolidated basis) to another Person or other transaction which is effected in such a way that holders of Corporation Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, cash, securities or assets with respect to or in exchange for Corporation Common Stock is referred to herein as an "Organic Change." In the event of any Organic Change, the Holder shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, cash, securities or assets as such Holder would have received in connection with such Organic Change if such Holder had exercised such Warrant immediately prior to such Organic Change.

          (c) Notices. To the extent it receives written notice from the Corporation, Blackstone shall:

          (i) promptly upon any adjustment of the Exercise Price, give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment;

         (ii) give written notice to the Holder promptly after becoming aware that the Corporation proposes to take any action or of the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Corporation Common Stock, (B) with respect to any pro rata subscription offer to holders of Corporation Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; and

        (iii) also give written notice to the Holder of the date on which any Organic Change, dissolution or liquidation shall take place.

          SECTION 4.  Dividends; Purchase Rights.

          (a) If the Corporation declares or pays a dividend upon the Corporation Common Stock payable (i) in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) (a "Cash Dividend") or (ii) otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Corporation Common Stock (a "Liquidating Dividend"), then Blackstone shall pay to the Holder of this Warrant at the time of payment thereof the Liquidating Dividend or Cash Dividend, as the case may be, which would have been paid to such Holder on the Warrant Shares had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or Cash Dividend, as the case may be, or, if no record is taken, the date as of which the record holders of Corporation Common Stock entitled to such dividends are to be determined.

          (b) If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Corporation Common Stock (the "Purchase Rights"), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Holder could have acquired if such

Holder had held the Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Corporation Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          SECTION 5. No Voting Rights. The Holder shall not be entitled to any voting rights as a stockholder of the Corporation by reason of the rights granted under this Warrant until the Holder shall purchase shares of Corporation Common Stock hereunder.

          SECTION 6.  Exchange and Transfer of Warrant.

          (a) Exchange of Warrant. The Holder may exchange this Warrant for another Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to this Warrant. In order to effect such exchange, the Holder shall deliver this Warrant to Blackstone accompanied by a written request signed by the Holder specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. As soon as reasonably practicable after receipt of such a request, Blackstone shall execute and deliver to the Holder the Warrant or Warrants to be issued in such exchange.

          (b) Transfer of Warrant. This Warrant may be transferred by the Holder hereof (but only with the prior written consent of Blackstone if the transferee is not an Affiliate of CEA) by delivering this Warrant to Blackstone accompanied by a properly completed Assignment Form and an executed copy of the Stockholders Agreement dated as of February 10, 1998, among the CommNet and its stockholders party thereto, duly executed by such transferee, and any other documents reasonably requested by Blackstone. As soon as reasonably practicable after receipt of such Assignment Form, Blackstone shall execute and deliver to the Holder a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be delivered to and shall remain with Blackstone. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with Blackstone in its discretion.

          SECTION 7. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to Blackstone of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to Blackstone (it being understood and agreed that if the Holder of such Warrant is CEA or one of its Affiliates, then a written agreement of indemnity given by such Person alone shall be satisfactory to Blackstone and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, Blackstone will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

          SECTION 8. Successors. All the provisions of this Warrant by or for the benefit of the Issuer or the Holder shall bind and inure to the benefit of their respective successors and assigns.

          SECTION 9. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 10.  Remedies; Amendment and Waiver.

          (a) No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof (except where a specific time period for the exercise of such power or right is expressly set forth herein), nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on any party in any case shall entitle such party to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder or the Issuers are cumulative and not exclusive of any rights or remedies which it would otherwise have.

          (b) This Warrant may only be amended or modified by a written instrument signed by the Holder and the Issuers. The provisions of this Warrant may be waived only by a writing signed by the party to be charged with such waiver.

          SECTION 11. Severability. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

          SECTION 12.  Definitions; Interpretation.

          (a) Definitions. The following terms have meanings set forth below:

          (i) "Affiliate" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

         (ii) "Applicable Law" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and all applicable official directives, rules, consents, approvals, authorizations, orders, guidelines and policies of any Governmental Authority or Persons having authority over or applicable to such Person or any of its assets or properties.

        (iii) "Business Day" means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York.

         (iv) "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (v) "Conversion Event" shall mean (a) any public offering or public sale of Securities of the Corporation (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of Securities of the Corporation to a Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such Person or group of Persons in the aggregate would own or control Securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided, however, that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of Securities of the Corporation to a Person or group of Persons (within the meaning of the 1934 Act) if, after such sale, such Person or group of Persons in the aggregate would own or control Securities of the Corporation (excluding any Warrant Shares being transferred upon exercise of this Warrant and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of Securities of the Corporation to a Person or group of Persons (within the meaning of the 1934 Act) if, after such sale, such Person or group of Persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding Securities of any class of voting Securities of the Corporation, (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a Person or group of Persons (within the meaning of the 1934 Act) in the aggregate would own or control Securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided, however, that the transaction has been approved by the Corporation's Board of Directors or a committee thereof), or (f) the exchange by all the Stockholders (other than CEA) of all of their shares of common stock, par value 0.001 per share, of CommNet for Class A partnership interests in BCP CommNet L.P., a Delaware limited partnership, pursuant to Section 7.2 of the Stockholders Agreement.

         (vi) "Convertible Securities" means any stock or other securities convertible into or exchangeable for Corporation Common Stock.

        (vii) "Governmental Authority" means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the

     United States of America or any political subdivision thereof, or of any other country.

       (viii) "Options" means any rights or options to subscribe for or to purchase Corporation Common Stock.

         (ix) "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

          (x) "Regulated Holder" means CEA and any other holder of the Corporation's Securities (i) that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R.,
     Part 225 (or any successor to Regulation Y), (ii) that holds any Securities of the Corporation and (iii) that has provided Blackstone with written notice of its status as a "Regulated Holder."

         (xi) "Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or CEA reasonably believes that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Corporation which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Corporation than is permitted under any law or regulation or any requirement of any Governmental Authority applicable to such Person or to which such Person is subject.

        (xii) "Restricted Warrants" and "Restricted Shares" means, respectively, with respect to any Regulated Holder, any Warrants or Warrant Shares ever held of record by such Regulated Holder or its Affiliates; provided, however, that any such Warrants or Warrant Shares shall cease to be Restricted Warrants or Restricted Shares with respect to such Regulated Holder when such Warrants or Warrant Shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any subsidiary of the Corporation; and provided further, however, that the Corporation and Blackstone shall have no responsibility for determining whether any Warrants or Warrant Shares constitute Restricted Warrants or Restricted Shares with respect to any particular Regulated Holder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Holder designating such Warrants or Warrant Shares as Restricted Warrants or Restricted Shares.

       (xiii) "Securities" means, with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Corporation). Whenever a reference herein to Securities refers to any derivative Securities, the rights of CEA shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

        (xiv) "Subsidiary" means, with respect to the Corporation, (i) any Person of which either (x) 50% or more of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) a 50% or greater interest in the profits or capital of such Person, are at the time owned directly or indirectly through one or more Subsidiaries by the Corporation, or (ii) whose net earnings, or portions thereof, are consolidated with the net earnings of the Corporation and are recorded on the books of the Corporation for financial reporting purposes in accordance with generally accepted accounting principles.

         (xv) "US$" and "United States Dollars" shall each mean lawful currency of the United States.

        (xvi) "Warrant Shares" means the shares of Corporation Common Stock issued or issuable upon exercise of this Warrant; provided, however, that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean the securities issuable upon exercise of this Warrant.

          (b) Terms Generally. The definitions contained in this Warrant shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

          (c) Currency. Unless otherwise specified herein, all statements or references to dollar amounts or $ set forth herein shall refer to United States Dollars.

          SECTION 13. Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 14. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Warrant shall be in writing, (a) delivered personally, (b) sent by internationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) by telecopy with confirmed receipt (with hard copy to follow). Any notice, demand or request so delivered shall constitute valid notice under this Warrant and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, (ii) on the next Business Day after the date when sent, in the case of delivery by internationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the

U.S. mail in the case of mailing or (iv) one business day after being sent by telecopy with confirmed receipt (with hard copy to follow). The mailing addresses of Blackstone and CEA are set forth in the Stockholders Agreement. Any party hereto may, from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

          SECTION 15. Conflicting Agreements. Blackstone shall not enter into any agreements or arrangements of any kind with any Person with respect to the Warrant Shares containing terms inconsistent with the provisions of this Warrant, including agreements or arrangements with respect to the acquisition or disposition of securities of the Corporation in a manner which is inconsistent with this Warrant.

          IN WITNESS WHEREOF, Blackstone has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.

                                       BLACKSTONE CCI CAPITAL
                                            PARTNERS L.P.

                                       By:  Blackstone Management
                                            Association II L.L.P.,
                                              as General Partner


                                       By: /s/ Mark T. Gallogly
                                          -----------------------------------
                                          Name:  Mark T. Gallogly
                                          Title: Member



                                       BLACKSTONE CCI OFFSHORE CAPITAL
                                            PARTNERS L.P.

                                       By:  Blackstone Management
                                            Association II L.L.P.,
                                              as General Partner


                                       By: /s/ Mark T. Gallogly
                                          -----------------------------------
                                          Name:  Mark T. Gallogly
                                          Title: Member

                                       BLACKSTONE FAMILY INVESTMENT
                                            PARTNERSHIP II L.P.

                                       By:  Blackstone Management
                                            Association II L.L.P.,
                                              as General Partner


                                       By: /s/ Mark T. Gallogly
                                          -----------------------------------
                                          Name:  Mark T. Gallogly
                                          Title: Member

ACCEPTED:

CHASE EQUITY ASSOCIATES, L.P.
By: Chase Capital Partners
Its General Partner



By: /s/ Michael Hannon
    ------------------------
    Name:  Michael Hannon
    Title: Partner

                               FORM OF EXERCISE
                    [To be signed upon exercise of Warrant]


          To BLACKSTONE CCI CAPITAL PARTNERS L.P., a Delaware limited partnership ("BCP CCI"), BLACKSTONE CCI OFFSHORE CAPITAL PARTNERS L.P., a Delaware limited partnership ("BCP CCI Offshore"), and BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P., a Delaware limited partnership ("BFIP II"):

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________ shares of Corporation Common Stock, pro rata from each of BCP CCI, BCP CCI Offshore and BFIP II that number of Warrant Shares subject to delivery to the undersigned under the Warrant by each such person, AND herewith tenders payment of [identify amount and form of payment] in full payment of the purchase price for such shares, and requests that such shares be transferred to, and the certificates for such shares be issued in the name of, and be delivered to, _________________, whose address is ___________________________.


Dated: ____________________              __________________________________
                                                    (Signature)



                                       (Address)

                              FORM OF ASSIGNMENT
                 [To be signed only upon transfer of Warrant]


          For value received, the undersigned hereby sells, assigns and transfers unto _________________, all of the rights represented by the within Warrant to purchase shares of the Corporation Common Stock to which the within Warrant relates.


          Dated: ____________________


                                        ____________________________________
                                                    (Signature)


                                       (Address of Assignor)



Signed in the presence of:


Address of Assignee: